Exhibit 99.3

NEWS RELEASE

FOR IMMEDIATE RELEASE

SafeNet Contacts:	Maureen Kolb, Public Relations	Michelle Layne, Investor Relations
	(410) 931-1103	(410) 933-5895
	mkolb@safenet-inc.com	mlayne@safenet-inc.com
	www.safenet-inc.com	www.safenet-inc.com

Rainbow Contact:	Dan Chmielewski
Rainbow Technologies, Inc.
(949) 450-7377
dchm@rainbow.com

SafeNet and Rainbow Technologies Announce Plan to Merge

Combined Company to Become a Premier Network Security Provider

Transaction Expected to be Accretive

BALTIMORE, Maryland and IRVINE, Calif. — October 22, 2003— SafeNet, Inc. (Nasdaq: SFNT), a leading provider of private and public network security solutions that set the standard for securing virtual private and wide area networks, today announced that it has signed a definitive agreement to merge with Rainbow Technologies, Inc. (Nasdaq: RNBO), a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments. Under the definitive agreement, SafeNet will issue 0.374 share of SafeNet common stock for each outstanding share of Rainbow common stock, or approximately 11.1 million shares on a fully diluted basis, which will represent approximately 43% of the outstanding stock of the combined company after closing of the transaction.  Based on SafeNet’s closing price of $41.02 today, the market value of the transaction is expected to be $457 million on a fully diluted basis.

According to Anthony Caputo, Chairman, and CEO of SafeNet, Inc., “The merger with Rainbow Technologies will accelerate our vision to become the premier network security provider for the government and large financial institutions, mid-sized firms, OEMs, and consumers.  It also meets key strategic priorities.  First, with the addition of Rainbow’s security products and authentication tools, we will expand our SafeEnterprise™ Security System offering and will give customers an even wider array of options.  Second, Rainbow will add about $70 million in government business, extending our classified/top secret communications protection expertise in support of the DoD’s $9.7 billion Crypto Modernization program.  Third, it will continue to accelerate our penetration of the consumer market, with Rainbow’s anti-piracy software giving further entry into the high-potential digital rights management arena.”

He continued, “We believe the acquisition will be accretive to SafeNet’s earnings in the first full quarter of combined operations, exclusive of any merger charges.”

Caputo concluded, “We believe we’ve leveraged a strong organic growth rate with a successful track record for selecting and integrating acquisitions. We believe the greatest beneficiary of this merger will be SafeNet’s and Rainbow’s customers, who will soon see a much broader selection of security products, and more importantly a single, integrated source for virtually all their network security needs.”

“This merger represents a powerful combination of two profitable security companies that are among the most established players in this dynamically changing industry,” said Walt Straub, president and CEO, Rainbow Technologies.  “We recognized that to achieve our goal of being a premier security company required a partner with the same vision.  Together, Rainbow and SafeNet will solidify a strong leadership position in public and private network security, and anti-piracy and electronic license distribution.  We will be able to offer our customers a broader selection of security products from a single source.”

About the Transaction

Under the terms of the definitive agreement, all of the outstanding shares of Rainbow stock will be exchanged for SafeNet stock pursuant to the terms of the definitive agreement.  The merger is subject to the satisfaction of customary closing conditions, including the approval of Rainbow’s and SafeNet’s shareholders, and is expected to close during the first quarter of 2004.  The executive officers and directors of each of SafeNet and Rainbow have entered into agreements to vote their shares in favor of the transaction.

Investor Conference Call

SafeNet and Rainbow will be hosting a joint earnings conference call today, October 22, 2003, at 6:00 p.m. Eastern Daylight Time (3:00 p.m. Pacific Daylight Time) to review each company’s quarterly results and discuss the details of the merger agreement.  To join in the conference call, dial 1-800-378-5713 within the United States. If you are calling from outside the U.S., please dial 1-706-634-7484.  The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com.

About SafeNet, Inc.

SafeNet, Inc. (NASDAQ: SFNT) is a leading provider of private and public network security solutions, including encryption platforms for both Virtual Private Networks (VPNs) and Wide Area Network (WAN). Headquartered in Baltimore, MD, SafeNet has more than 20 years of experience in developing, deploying, and managing network security systems for the most security-conscious government, financial institutions, and large enterprises around the world and is a single-source vendor for WAN and VPN security solutions, also offering an easy and low-cost migration path to a broad range of VPN products. SafeNet security solutions, based on SecureIP Technology™ and part of the CGX Security Platform, have become the products of choice for leading Internet infrastructure manufacturers, service providers, and security vendors.  Commercial customers include Texas Instruments, Microsoft, Samsung, Centillium Communications, ARM and Cisco Systems. Government, financial, and large enterprise customers include Federal Bureau of Investigation, U.S. Postal Service, U.S. Department of Defense, U.S. Internal Revenue Service, Social Security Administration, American Express, Bank of America, Eastman Kodak, Hewlett-Packard and Motorola.  For more information, visit http://www.safenet-inc.com/.

About Rainbow Technologies

Making security simple since 1979, Rainbow Technologies, a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments, has been breaking the security paradigm by making complex security simple to implement and use for more than two decades.

Rainbow is the market leader in several critical security technologies including: USB authentication tokens that eliminate user names and passwords; SSL acceleration devices that provide fast and secure online transactions; software security and licensing products that prevent software piracy; and high assurance security products used by the U.S. government for applications in the DoD, NSA and Homeland Security.  Rainbow has leveraged these market share-leading technologies to develop a new breed of secure remote access control appliance known as the NetSwift iGate, which provides secure access to legacy applications in an SSL-VPN and Web-enabled applications.

With headquarters in Irvine, CA, Rainbow maintains offices and authorized distributors throughout the world.  For more information, visit the Web site at http://www.rainbow.com.

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Editor’s Note: SafeNet is a registered trademark and SecureIP Technology, SafeXcel, and SafeEnterprise are trademarks of SafeNet, Inc. Rainbow Technologies, Sentinel, iKey, NetSwift iGate, Luna, and Ultimate Trust are trademarks of Rainbow Technologies, Inc  All other trademarks are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this release that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the proposed merger; the risk that SafeNet and Rainbow will fail to obtain the required stockholder approvals; the risk that the transaction will not close; the risk that the businesses of the companies will suffer due to uncertainty; and other economic, business, competitive, and/or regulatory factors affecting the SafeNet and Rainbow businesses generally, including those set forth in their filings with the Securities and Exchange Commission, including each of Rainbow’s and SafeNet’s Annual Reports on Form 10-K for the fiscal year ended December 31. 2002, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K.  If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s and Rainbow’s results could differ materially from SafeNet’s and Rainbow’s expectations in these statements.  SafeNet and Rainbow assume no obligation and do not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

Where You Can Find Additional Information

SafeNet and Rainbow intend to file with the SEC a joint proxy statement/prospectus and other relevant materials in connection with the transaction described in this document. The joint proxy statement/prospectus will be mailed to the stockholders of SafeNet and Rainbow. Investors and security holders of SafeNet and Rainbow are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about SafeNet, Rainbow and the transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by SafeNet or Rainbow with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SafeNet by contacting Michelle Layne, SafeNet Investor Relations, 8029 Corporate Drive, Baltimore, Maryland 21236, (410) 933-5895.  Investors and security holders may obtain free copies of the documents filed with the SEC by Rainbow by contacting Rainbow Investor Relations, 50 Technology Drive, Irvine, California 92718  (949) 450-7377. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision.

SafeNet and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction. A list of the names of SafeNet’s executive officers and directors, and a description of their respective interests in SafeNet, are set forth in the proxy statement for SafeNet’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2003.  Investors and security holders may obtain additional information regarding the interests of SafeNet’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.

Rainbow and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction.  A list of the names of Rainbow’s executive officers and directors, and a description of their respective interests in Rainbow, are set forth in the proxy statement for Rainbow’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2003.  Investors and security holders may obtain additional information regarding the interests of Rainbow’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.